                                             FILING UNDER RULE 424(b)(3)
                                             REGISTRATION FILE NO. 33-63687

PRICING SUPPLEMENT NO. 2
DATED MARCH 6, 1998
(TO PROSPECTUS DATED NOVEMBER 7, 1995 AND
PROSPECTUS SUPPLEMENT DATED APRIL 17, 1997)

                                 $200,000,000

                        FEDERAL REALTY INVESTMENT TRUST

                               MEDIUM-TERM NOTES

Principal amount: $13,000,000              Floating Rate Notes: N/A
Interest Rate (if fixed rate): 6.74%       Interest rate basis: N/A
Stated Maturity: March 10, 2004                    Commercial Paper Rate
Specified Currency: U.S.$                          Prime Rate
Applicable Exchange Rate (if any):                 LIBOR
        U.S.$1.00 = N/A                            Treasury Rate
Issue price (as a percentage of                    CD Rate
        principal amount): 100%                    Federal Funds Rate
Selling Agent's commission (%): 0.55%              Other:
Purchasing Agent's discount                Index Maturity: N/A
        or commission (%): N/A             Spread: N/A
Net proceeds to the Company (%): 99.45%    Spread Multiplier: N/A
Settlement date (original                  Maximum Rate: N/A
        issue date): March 10, 1998        Minimum Rate: N/A
Trade Date: March 5, 1998                  Initial Interest Rate: N/A
Redemption Commencement                    Interest Reset Date(s): N/A
        Date (if any): N/A                 Interest Determination Date(s): N/A
Optional Repayment:  N/A                   Calculation Date(s): N/A
                                           Interest Payment Dates: March 30,
                                                                   September 30
                                           Regular Record Date(s): N/A

Agent acting in the capacity as indicated below:

[_] As Agent
[X] As Principal

        Redemption prices (if any): The Redemption Price shall initially be
  N/A   % of the principal amount of such Notes to be redeemed and shall decline
(but not below par) on each anniversary of the Redemption Commencement Date by
  N/A   % of the principal amount to be redeemed until the Redemption Price is
100% of such principal amount.

        If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

        Additional terms: N/A

        As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $169,500,000.

        "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                             GOLDMAN, SACHS & CO.

                                             FILING UNDER RULE 424(b)(3)
                                             REGISTRATION FILE NO. 33-63687

PRICING SUPPLEMENT NO. 2
DATED MARCH 6, 1998
(TO PROSPECTUS DATED NOVEMBER 7, 1995 AND
PROSPECTUS SUPPLEMENT DATED APRIL 17, 1997)

                                 $200,000,000

                        FEDERAL REALTY INVESTMENT TRUST

                               MEDIUM-TERM NOTES

Principal amount: $8,000,000               Floating Rate Notes: N/A
Interest Rate (if fixed rate): 6.74%       Interest rate basis: N/A
Stated Maturity: March 10, 2004                    Commercial Paper Rate
Specified Currency: U.S.$                          Prime Rate
Applicable Exchange Rate (if any):                 LIBOR
        U.S.$1.00 = N/A                            Treasury Rate
Issue price (as a percentage of                    CD Rate
        principal amount): 100%                    Federal Funds Rate
Selling Agent's commission (%): 0.55%              Other:
Purchasing Agent's discount                Index Maturity: N/A
        or commission (%): N/A             Spread: N/A
Net proceeds to the Company (%): 99.45%    Spread Multiplier: N/A
Settlement date (original                  Maximum Rate: N/A
        issue date): March 10, 1998        Minimum Rate: N/A
Trade Date: March 5, 1998                  Initial Interest Rate: N/A
Redemption Commencement                    Interest Reset Date(s): N/A
        Date (if any): N/A                 Interest Determination Date(s): N/A
Optional Repayment:  N/A                   Calculation Date(s): N/A
                                           Interest Payment Dates: March 30,
                                                                   September 30
                                           Regular Record Date(s): N/A

Agent acting in the capacity as indicated below:

[_] As Agent
[X] As Principal

        Redemption prices (if any): The Redemption Price shall initially be
  N/A   % of the principal amount of such Notes to be redeemed and shall decline
(but not below par) on each anniversary of the Redemption Commencement Date by
  N/A   % of the principal amount to be redeemed until the Redemption Price is
100% of such principal amount.

        If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

        Additional terms: N/A

        As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $169,500,000.

        "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."


                       FIRST UNION CAPITAL MARKETS CORP.

                                             FILING UNDER RULE 424(b)(3)
                                             REGISTRATION FILE NO. 33-63687

PRICING SUPPLEMENT NO. 2
DATED MARCH 6, 1998
(TO PROSPECTUS DATED NOVEMBER 7, 1995 AND
PROSPECTUS SUPPLEMENT DATED APRIL 17, 1997)

                                 $200,000,000

                        FEDERAL REALTY INVESTMENT TRUST

                               MEDIUM-TERM NOTES

Principal amount:  $5,000,000              Floating Rate Notes: N/A
Interest Rate (if fixed rate): 6.74%       Interest rate basis: N/A
Stated Maturity: March 10, 2004                    Commercial Paper Rate
Specified Currency: U.S.$                          Prime Rate
Applicable Exchange Rate (if any):                 LIBOR
        U.S.$1.00 = N/A                            Treasury Rate
Issue price (as a percentage of                    CD Rate
        principal amount): 100%                    Federal Funds Rate
Selling Agent's commission (%): 0.55%              Other:
Purchasing Agent's discount                Index Maturity: N/A
        or commission (%): N/A             Spread: N/A
Net proceeds to the Company (%): 99.45%    Spread Multiplier: N/A
Settlement date (original                  Maximum Rate: N/A
        issue date): March 10, 1998        Minimum Rate: N/A
Trade Date: March 5, 1998                  Initial Interest Rate: N/A
Redemption Commencement                    Interest Reset Date(s): N/A
        Date (if any): N/A                 Interest Determination Date(s): N/A
Optional Repayment: N/A                    Calculation Date(s): N/A
                                           Interest Payment Dates: March 30,
                                                                   September 30
                                           Regular Record Date(s): N/A

Agent acting in the capacity as indicated below:

[_] As Agent
[X] As Principal

        Redemption prices (if any): The Redemption Price shall initially be
  N/A   % of the principal amount of such Notes to be redeemed and shall decline
(but not below par) on each anniversary of the Redemption Commencement Date by
  N/A   % of the principal amount to be redeemed until the Redemption Price is
100% of such principal amount.

        If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

        Additional terms: N/A

        As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $169,500,000.

        "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                               J.P. MORGAN & CO.

                                             FILING UNDER RULE 424(b)(3)
                                             REGISTRATION FILE NO. 33-63687

PRICING SUPPLEMENT NO. 2
DATED MARCH 6, 1998
(TO PROSPECTUS DATED NOVEMBER 7, 1995 AND
PROSPECTUS SUPPLEMENT DATED APRIL 17, 1997)

                                 $200,000,000

                        FEDERAL REALTY INVESTMENT TRUST

                               MEDIUM-TERM NOTES

Principal amount: $8,000,000              Floating Rate Notes: N/A
Interest Rate (if fixed rate): 6.74%       Interest rate basis: N/A
Stated Maturity: March 10, 2004                    Commercial Paper Rate
Specified Currency: U.S.$                          Prime Rate
Applicable Exchange Rate (if any):                 LIBOR
        U.S.$1.00 = N/A                            Treasury Rate
Issue price (as a percentage of                    CD Rate
        principal amount): 100%                    Federal Funds Rate
Selling Agent's commission (%): 0.55%              Other:
Purchasing Agent's discount                Index Maturity: N/A
        or commission (%): N/A             Spread: N/A
Net proceeds to the Company (%): 99.45%    Spread Multiplier: N/A
Settlement date (original                  Maximum Rate: N/A
        issue date): March 10, 1998        Minimum Rate: N/A
Trade Date: March 5, 1998                  Initial Interest Rate: N/A
Redemption Commencement                    Interest Reset Date(s): N/A
        Date (if any): N/A                 Interest Determination Date(s): N/A
Optional Repayment: N/A                    Calculation Date(s): N/A
                                           Interest Payment Dates: March 30,
                                                                   September 30
                                           Regular Record Date(s): N/A

Agent acting in the capacity as indicated below:

[X] As Agent
[_] As Principal

        Redemption prices (if any): The Redemption Price shall initially be
  N/A   % of the principal amount of such Notes to be redeemed and shall decline
(but not below par) on each anniversary of the Redemption Commencement Date by
  N/A   % of the principal amount to be redeemed until the Redemption Price is
100% of such principal amount.

        If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

        Additional terms: N/A

        As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $169,500,000.

        "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                               J.P. MORGAN & CO.

                                             FILING UNDER RULE 424(b)(3)
                                             REGISTRATION FILE NO. 33-63687

PRICING SUPPLEMENT NO. 2
DATED MARCH 6, 1998
(TO PROSPECTUS DATED NOVEMBER 7, 1995 AND
PROSPECTUS SUPPLEMENT DATED APRIL 17, 1997)

                                 $200,000,000

                        FEDERAL REALTY INVESTMENT TRUST

                               MEDIUM-TERM NOTES

Principal amount: $5,500,000               Floating Rate Notes: N/A
Interest Rate (if fixed rate): 6.74%       Interest rate basis: N/A
Stated Maturity: March 10, 2004                    Commercial Paper Rate
Specified Currency: U.S.$                          Prime Rate
Applicable Exchange Rate (if any):                 LIBOR
        U.S.$1.00 = N/A                            Treasury Rate
Issue price (as a percentage of                    CD Rate
        principal amount): 100%                    Federal Funds Rate
Selling Agent's commission (%): 0.55%              Other:
Purchasing Agent's discount                Index Maturity: N/A
        or commission (%): N/A             Spread: N/A
Net proceeds to the Company (%): 99.45%    Spread Multiplier: N/A
Settlement date (original                  Maximum Rate: N/A
        issue date): March 10, 1998        Minimum Rate: N/A
Trade Date: March 5, 1998                  Initial Interest Rate: N/A
Redemption Commencement                    Interest Reset Date(s): N/A
        Date (if any): N/A                 Interest Determination Date(s): N/A
Optional Repayment: N/A                    Calculation Date(s): N/A
                                           Interest Payment Dates: March 30,
                                                                   September 30
                                           Regular Record Date(s): N/A

Agent acting in the capacity as indicated below:

[_] As Agent
[X] As Principal

        Redemption prices (if any): The Redemption Price shall initially be
  N/A   % of the principal amount of such Notes to be redeemed and shall decline
(but not below par) on each anniversary of the Redemption Commencement Date by
  N/A   % of the principal amount to be redeemed until the Redemption Price is
100% of such principal amount.

        If such Notes are denominated in other than U.S. dollars, the applicable Foreign Currency Supplement is attached hereto.

        Additional terms: N/A

        As of the date of this Pricing Supplement, the aggregate initial public offering price (or its equivalent in other currencies) of the Debt Securities (as defined in the Prospectus) which have been sold (including the Notes to which this Pricing Supplement relates) is $169,500,000.

        "N/A" as used herein means "Not Applicable." "A/S" as used herein means "As stated in the Prospectus Supplement referred to above."

                              MERRILL LYNCH & CO.